As filed with the Securities and Exchange Commission on March 10, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QCR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	42-1397595 (I.R.S. Employer Identification Number)

3551 Seventh Street
Moline, Illinois 61265
(309) 736-3580
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Todd A. Gipple
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary
3551 7th Street
Moline, Illinois 61265
(309) 736-3580
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Robert M. Fleetwood, Esq.
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, Illinois 60606
(312) 984-3100

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate	Amount of
Securities to be Registered	Registered	Share	Offering Price	Registration Fee
Warrant to Purchase Common Stock, $1.00 par value, and underlying shares of Common Stock(1)	521,888	$10.99 (2)	$5,735,549	$225.41 (2)

(1)	The registrant is registering (a) a warrant to purchase of 521,888 shares of common stock with an initial per share exercise price of $10.99, (b) the 521,888 shares of common stock issuable upon exercise of such warrant, and (c) such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant, which shares of common stock are registered hereunder pursuant to Rule 416.

(2)	Calculated in accordance with Rule 457(i) with respect to the per share exercise price of the warrant of $10.99.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
Subject to Completion
Preliminary Prospectus dated March 10, 2009
Warrant to Purchase up to 521,888 Shares of Common Stock
521,888 Shares of Common Stock
     This prospectus relates to the potential resale from time to time by selling securityholders of some or all of a warrant to purchase up to 521,888 shares of our common stock at an exercise price of $10.99 per share, subject to adjustment as described in this prospectus (the “Warrant”) and the shares of our common stock issuable from time to time upon exercise of the Warrant. In this prospectus, we refer to the Warrant and the shares of common stock issuable upon exercise of the Warrant, collectively, as the “securities.” The Warrant and 38,237 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series D (the “Series D Preferred Stock”), were originally issued by us pursuant to a Letter Agreement, dated February 13, 2009, incorporating the terms of the Securities Purchase Agreement — Standard Terms, between us and the United States Department of the Treasury (the “Treasury”) as part of the Troubled Asset Relief Program Capital Purchase Program (the “Capital Purchase Program”) in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended.
     The Treasury (also referred to herein as the “initial selling securityholder”) and its successors, including transferees (collectively, the “selling securityholders”), may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, prices related to prevailing market prices or negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions, if any. We will not receive any proceeds from any sale of the securities by the selling securityholders.
     The Warrant is not listed on an exchange, and we do not intend to list the Warrant on any exchange unless requested to do so by the initial selling securityholder. Our common stock is listed on the NASDAQ Capital Market under the symbol “QCRH.” On March 6, 2009, the closing sale price of our common stock on the NASDAQ Capital Market was $7.50 per share. You are urged to obtain current market quotations of the common stock.
     Investing in the securities offered by this prospectus involves risks. Purchasers of securities should read and consider the information set forth in “Risk Factors” on page 5 of this prospectus and in the accompanying prospectus supplement, if any.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
     The securities offered hereby are not deposits or other obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this prospectus is March  , 2009.

     In this prospectus, the terms “Company,” “we,” “us,” and “our” or similar terms refer to QCR Holdings, Inc. and its consolidated subsidiaries, collectively (unless the context indicates another meaning).
     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration, or continuous offering, process. Under this process, the selling securityholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.
     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is offering to sell, and is seeking offers to buy, the securities only in jurisdictions where offers and sales of the securities are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information.
     We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may also add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read this prospectus and, if applicable, any prospectus supplement together with the additional information provided under the heading “Where You Can Find Additional Information.”

PROSPECTUS SUMMARY
     This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in our securities. You should read this entire prospectus, including the “Risk Factors” section, and the documents incorporated by reference, which are described under “Documents Incorporated By Reference” in this prospectus.
QCR Holdings, Inc.
     We are a multi-bank holding company headquartered in Moline, Illinois. Our principal assets are the shares of stock of our bank subsidiaries, Quad City Bank & Trust Company, Cedar Rapids Bank & Trust Company and Rockford Bank & Trust Company, and our non-bank subsidiaries. As of December 31, 2008, we had total assets of approximately $1.6 billion, deposits of approximately $1.1 billion and stockholders’ equity of approximately $90.6 million.
     We conduct a full service community banking and trust business through our wholly-owned subsidiaries. Quad City Bank & Trust is an Iowa banking association located in Bettendorf, Iowa, with banking locations in Bettendorf and Davenport, Iowa and in Moline, Illinois. Quad City Bank & Trust owns 80% of the equity interests of M2 Lease Funds, LLC, a Wisconsin limited liability company based in Milwaukee that is engaged in the business of leasing machinery and equipment to businesses under direct financing lease contracts. Cedar Rapids Bank & Trust is also an Iowa banking association located in Cedar Rapids, Iowa. Rockford Bank & Trust is an Illinois state bank located in Rockford, Illinois. Quad City Bancard, Inc. provides credit card processing for cardholders of our three subsidiary banks and approximately one hundred agent banks. We have a 57% equity investment in Velie Plantation Holding Company, LLC, based in Moline, Illinois, which is engaged in holding the real estate property known as the Velie Plantation Mansion in Moline, Illinois. We also own all of the common stock of four business trust subsidiaries that were created to issue trust preferred securities.
     Our full service banking businesses includes the customary consumer and commercial products and services which banks provide. The following services are included: demand, NOW, money market, savings, time deposit, individual retirement and Keogh deposit accounts; commercial, industrial, consumer and real estate lending, including installment loans, student loans, farm loans, lines of credit and overdraft checking; safe deposit operations; trust services; wealth management services, and an extensive variety of additional services tailored to the needs of individual customers, such as the acquisition of U.S. Treasury notes and bonds, the sale of traveler’s checks, money orders, cashier’s checks and foreign currency, direct deposit, discount brokerage, debit cards, credit cards, and other special services. We also offer a full complement of electronic banking services such as Internet banking and corporate cash management including remote deposit capture. Commercial and consumer loans are made to corporations, partnerships and individuals, primarily on a secured basis. Commercial lending focuses on business, capital, construction, inventory and real estate lending. Installment lending includes direct and indirect loans to consumers and commercial customers. We also originate residential mortgages, offering a wide range of products including conventional, government, and jumbo loans.
     Our principal executive office is located at 3551 Seventh Street, Moline, Illinois 61265, and our phone number is (309) 736-3580.
     Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find Additional Information” and “Documents Incorporated by Reference” in this prospectus.

Securities Being Offered
     The securities being offered by this prospectus consist of (i) the Warrant, or portions thereof, which expires on February 13, 2019, to purchase 521,888 shares of our common stock at an exercise price of $10.99 per share, subject to adjustment as described in this prospectus, and (ii) the shares of our common stock which may be purchased upon exercise of the Warrant. We issued the Warrant on February 13, 2009 to the Treasury pursuant to the Capital Purchase Program. Concurrent with the issuance of the Warrant, we sold to Treasury 38,237 shares of our Series D Preferred Stock, liquidation preference amount $1,000 per share, for an aggregate purchase price of $38.237 million. The issuances of the Warrant and the Series D Preferred Stock were completed in a private placement to Treasury exempt from the registration requirements of the Securities Act of 1933. We were required under the terms of the related Securities Purchase Agreement between us and Treasury to register for resale the Warrant and the shares of our common stock underlying the warrant. The terms of the Warrant are described under “Description of Warrant.” The Securities Purchase Agreement between us and Treasury was attached as Exhibit 10.1 to our Current Report on Form 8-K filed on February 13, 2009 and incorporated into this prospectus by reference. See “Documents Incorporated By Reference.”

RISK FACTORS
     An investment in our securities involves a number of risks. You should consider carefully the risks and uncertainties and the risk factors set forth in the documents and reports we file with the SEC that are incorporated by reference into this prospectus, including our most recent Annual Report on Form 10-K, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This document (including information incorporated by reference) contains, and future oral and written statements of the Company and its management may contain, forward-looking statements, within the meaning of such term in the Private Securities Litigation Reform Act of 1995, with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “bode,” “predict,” “suggest,” “project,” “appear,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” “likely,” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.
     The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. The factors that could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries are detailed in the “Risk Factors” section of our December 31, 2008 Annual Report on Form 10-K filed with the SEC on March 6, 2009, which is incorporated by reference in this prospectus. In addition to the risk factors described or incorporated by reference in that section, there are other general factors that may impact any public company, including ours, which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries.
     You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

USE OF PROCEEDS
     All of the securities offered pursuant to this prospectus are being offered by the selling securityholders listed under “Selling Securityholders.” We will not receive any proceeds from any sale of the securities by the selling securityholders.
DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK
     The following is a brief description of the terms of the Warrant that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the Warrant, a copy of which was attached as an exhibit to our Current Report of Form 8-K, filed on February 13, 2009 and incorporated by reference into this prospectus. See “Documents Incorporated By Reference.”
     Shares of Common Stock Subject to the Warrant
     The Warrant is initially exercisable into up to 521,888 shares of our common stock at an exercise price of $10.99 per share. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $38,237,000, which is equal to 100% of the aggregate liquidation preference of the Series D Preferred Stock, the number of shares of common stock underlying the Warrant then held by the selling securityholders will be reduced by 50% to 260,944 shares. The number of shares subject to the Warrant are subject to the further adjustments described below under the heading “Adjustments to the Warrant.”
     Exercise of the Warrant
     The initial exercise price applicable to the Warrant is $10.99 per share of common stock for which the Warrant may be exercised. The Warrant may be exercised at any time on or before February 13, 2019 by surrender of the Warrant and a completed notice of exercise attached as an annex to the Warrant and the payment of the exercise price for the shares of common stock for which the Warrant is being exercised. The exercise price may be paid either by the withholding by us of such number of shares of common stock issuable upon exercise of the Warrant equal to the value of the aggregate exercise price of the Warrant determined by reference to the market price of our common stock on the trading day on which the Warrant is exercised or, if agreed to by us and the holder of the Warrant, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the Warrant is subject to further adjustments described below under the heading “Adjustments to the Warrant.”
     Upon exercise of the Warrant, certificates for the shares of common stock issuable upon exercise will be issued to the holder of the Warrant. We will not issue fractional shares upon any exercise of the Warrant. Instead, the holder of the Warrant will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the Warrant (less the pro-rated exercise price of the Warrant) for any fractional shares that would have otherwise been issuable upon exercise of the Warrant. We will at all times reserve the aggregate number of shares of our common stock for which the Warrant may be exercised.
     Rights as a Stockholder
     The holder of the Warrant shall not have any of the rights or privileges of a holder of our common stock, including any voting rights, until (and then only to the extent) the Warrant has been exercised. The initial selling securityholder has agreed not to exercise any voting rights with respect to any shares of our common stock issued upon exercise of the Warrant.

     Transferability
     The initial selling securityholder may not transfer a portion of the Warrant with respect to more than 260,944 shares of our common stock until the earlier of the date on which we have received aggregate gross proceeds from a qualified equity offering of at least $38,237,000 and December 31, 2009. The Warrant, and all rights under the Warrant, are otherwise transferable.
     Adjustments to the Warrant
     The number of shares of our common stock issuable upon exercise of the Warrant (the “Warrant Shares”) and the Warrant exercise price will be adjusted upon occurrence of certain events as follows:
     In the case of stock splits, subdivisions, reclassifications or combinations of common stock. The number of Warrant Shares and the exercise price for the Warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, or subdivide, combine or reclassify shares of our common stock.
     In the case of issuance of our common stock (or convertible securities) for less than 90% of the market price of our common stock on the last trading day preceding the date of the agreement on pricing such shares. Until the earlier of (i) the date on which the initial selling securityholder no longer holds the Warrant or any portion thereof and (ii) February 13, 2012, if we issue shares of our common stock (or securities convertible or exercisable into shares of our common stock) for less than 90% of the market price of our common stock on the last trading day prior to pricing such shares, the number of Warrant Shares and the exercise price for the Warrant will be proportionately adjusted. Adjustments will not be made if shares are issued as part of merger consideration, benefit or compensation plans, a registered or Rule 144A offering, or preemptive rights existing as of February 13, 2009.
     Other Distributions. In the event we make a distribution of securities, evidences of indebtedness, assets, cash, rights or warrants to holders of our common stock, the exercise price of the Warrant and the number of Warrant Shares will be proportionately adjusted.
     In the case of a pro rata repurchase of our common stock. A “pro rata repurchase” is defined as any repurchase of shares of common stock by us pursuant to any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act, or Regulation 14E thereunder or any other offer available to substantially all holders of our common stock. In any such transaction, the exercise price of the Warrant and the number of Warrant Shares will be proportionately adjusted.
     In the case of a merger, consolidation, statutory share exchange, reclassification of our common stock or similar transaction that requires the approval of our stockholders (any such transaction, a “business combination”). In the event of a business combination, the right of the holder of the Warrant to receive the Warrant Shares will be converted into the right to exercise the Warrant to acquire the number of shares of stock or other securities or property (including cash) which the holder of the Warrant would have been entitled to receive upon consummation of the business combination if the holder of the Warrant had exercised the Warrant prior to such business combination.
     Repurchase of the Warrant
     Following the redemption of all of the outstanding Series D Preferred Stock held by the initial selling securityholder or the transfer of the Series D Preferred Stock to one or more unaffiliated third parties, we would be entitled to repurchase, in whole or in part, the Warrant at the fair market value of the Warrant. We are permitted to redeem the shares of Series D Preferred Stock at any time, provided that we redeem a minimum of 25% of the aggregate value of the Series D Preferred Stock as of February 13, 2009.
PLAN OF DISTRIBUTION
     We are registering the securities covered by this prospectus for the selling securityholders.
     We will pay the costs and fees of registering the securities covered by this prospectus and other expenses related to the registration of the securities to the extent required by the Securities Purchase Agreement — Standard Terms incorporated into the Letter Agreement, dated February 13, 2009, between us and the Treasury (the “Purchase Agreement”). However, we will not pay any underwriting discounts or commissions or other amounts payable to underwriters, dealers or agents, or any transfer taxes or other expenses associated with the sale of the securities, on behalf of the selling securityholders. Pursuant to the Purchase Agreement, we have agreed to provide certain indemnification to the selling securityholders against certain liabilities in connection with this offering.

     The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities.
     When selling the securities, the selling securityholders may enter into one or more, or a combination of, hedging transactions with financial institutions, which we refer to as “counterparties,” in which the selling securityholders:
•	enter into transactions involving short sales of the securities by counterparties;

•	sell securities short themselves and redeliver such securities to close out their short positions; or

•	enter into option, forward or other types of transactions that require the selling securityholders to deliver securities to a counterparty, who may resell or transfer the securities under this prospectus.
     The selling securityholders may negotiate and pay broker-dealers’ commissions, discounts or concessions for their services. Broker-dealers engaged by a selling securityholder may allow other broker-dealers to participate in resales. The selling securityholders and any broker-dealers involved in the sale or resale of the securities may qualify as “underwriters” within the meaning of Section 2(11) of the Securities Act. In addition, the broker-dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act. If any selling securityholder qualifies as an “underwriter,” such selling securityholder will be subject to the prospectus delivery requirements of the Securities Act.
     In addition to selling the securities under this prospectus, the selling securityholders may transfer the securities in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer. Moreover, the selling securityholders may decide not to sell any securities offered hereby.
     The selling securityholders and any underwriters and distribution participants will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares by the selling securityholders. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market-making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.
     Underwriters and others who are deemed to be underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids.
     We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by the selling securityholders that any material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement may disclose:
•	the name of the selling securityholders and of the participating broker-dealer(s);

•	the number of securities involved;

•	the price at which such securities were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	other facts material to the transaction.
     Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A promulgated under the Securities Act may be sold under Rule 144 or Rule 144A in certain instances, rather than pursuant to this prospectus. In addition, the selling securityholders may transfer the shares by other means not described in this prospectus.
SELLING SECURITYHOLDERS
     On February 13, 2009, we issued the Warrant covered by this prospectus, along with the Series D Preferred Stock, to the Treasury, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:
•	the Warrant to purchase up to 521,888 shares of our common stock at an exercise price of $10.99 per share, subject to adjustment as described in this prospectus; and

•	521,888 shares of our common stock issuable upon exercise of the Warrant, which shares, if issued, would represent ownership of approximately 10.4% of our common stock as of January 31, 2009.
     For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholders.
     Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities, subject to restrictions on exercise of voting rights on the shares of common stock issuable upon exercise of the Warrant as described in “Description of Warrant to Purchase Common Stock” above.
     We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all, some, or none of the securities pursuant to this offering, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.
     Other than with respect to the acquisition of the securities, the initial selling securityholder has not had a material relationship with us.
     Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.
LEGAL MATTERS
     The validity of the Warrant and the securities offered hereby will be passed upon for us by our counsel, Barack Ferrazzano Kirschbaum & Nagelberg LLP.

EXPERTS
     The consolidated financial statements of QCR Holdings, Inc. as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, have been incorporated in this registration statement by reference from our Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as set forth in their report thereon included in our Annual Report on Form 10-K, and are incorporated by reference herein in reliance upon such report given on the authority of McGladrey & Pullen, LLP as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
     We are subject to the information requirements of the Exchange Act, which means we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
DOCUMENTS INCORPORATED BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referring to these separately filed documents. The information incorporated by reference is an important part of this prospectus, and the information we file subsequently with the SEC will automatically update the information in this prospectus. This historical and future information that is incorporated by reference in this prospectus is considered to be part of this prospectus and can be obtained at the locations described above under the heading “Where You Can Find Additional Information.” The information included elsewhere in this prospectus and the following documents incorporated by reference in this prospectus is considered to be part of this prospectus:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 6, 2009;

•	Our Current Reports on Form 8-K filed with the SEC on January 2, 2009, January 28, 2009 and February 13, 2009;

•	The description of our common stock, par value $1.00 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on August 9, 1993 (Commission File No. 0-22208), and all amendments or reports filed for the purpose of updating such description; and

•	Any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act, after the date of this document, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC.
     Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide you with a copy of any information that we incorporate by reference into the registration statement on Form S-3 or this prospectus, at no cost, by writing or calling us. Requests for such materials should be directed to:
QCR Holdings, Inc.
Attention: Corporate Secretary
3551 Seventh Street
Moline, Illinois 61265
Telephone number: (309) 736-3580
     We have also filed a registration statement with the SEC relating to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information presented or incorporated by reference in the registration statement and its exhibits. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC as described in “Where You Can Find Additional Information.” The registration statement may contain additional information that may be important to you.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities covered by this registration statement. We will pay all of these expenses. All expenses other than the SEC registration fee are estimated.

Approximate
Amount
SEC Registration Fee	$225.41
Accounting Fees and Expenses	6,000.00
Legal Fees and Expenses	8,000.00
Miscellaneous	774.59

Total	$15,000.00

Item 15. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.
     In accordance with the Delaware General Corporation Law, Articles IX and X of the Company’s Certificate of Incorporation provides as follows:
     ARTICLE IX: Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer or partner of another enterprise shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware, as the same now exists or may be hereafter amended. No amendment to or repeal of this Article IX shall apply to or have any effect on the rights of any individual referred to in this Article IX for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.
     ARTICLE X. To the fullest extent permitted by the General Corporation Law of Delaware, as the same now exists or may be hereafter amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.
     Article VII of the Company’s Bylaws further provides as follows:
     Section 7.1. Directors and Officers.
     (a) The corporation shall indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.
     (c) To the extent that any person referred to in paragraphs (a) and (b) of this Section 7.1 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
     (d) Any indemnification under paragraphs (a) and (b) of this Section 7.1 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Section 7.1. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.
     (e) Expenses (including attorneys’ fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as provided in this Section 7.1. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.
     (f) The indemnification and advancement of expenses provided by or granted pursuant to this Section 7.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
     (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Section 7.1.
     (h) For purposes of this Section 7.1, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section 7.1.

     (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 7.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     (j) Unless otherwise determined by the board of directors, references in this section to “the corporation” shall not include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
     Section 7.2. Employees and Agents. The board of directors may, by resolution, extend the indemnification provisions of the foregoing Section 7.1 to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
     The Company also carries Directors’ and Officers’ liability insurance in the amount of $15.0 million.
Item 16. Exhibits.

Exhibit
Number	Description
3.1	Certificate of Incorporation of QCR Holdings, Inc., as amended (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).

3.2	Bylaws of QCR Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed with the SEC on December 21, 2007).

4.1
Form of stock certificate representing QCR Holdings, Inc. Fixed Rate Cumulative Perpetual Preferred Stock, Series D (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K dated February 13, 2009).

4.2	Warrant to Purchase Common Stock of QCR Holdings, Inc., dated February 13, 2009 (incorporated by reference to Exhibit 4.2 of the Registrant’s Form 8-K dated February 13, 2009).

5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP (including consent).

10.1
Letter Agreement, dated February 13, 2009, between QCR Holdings, Inc. and the United States Department of the Treasury, which includes the Securities Purchase Agreement — Standard Terms attached as Exhibit A thereto, with respect to the issuance and sale of Fixed Rate Cumulative Perpetual Preferred Stock, Series D and the Warrant to Purchase Common Stock (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K dated February 13, 2009).

23.1	Consent of McGladrey & Pullen, LLP.

23.2	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to the registration statement).

Item 17. Undertakings.
     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
     (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (5) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moline, State of Illinois, on March 10, 2009.

QCR HOLDINGS, INC.
By:	/s/ Douglas M. Hultquist
Douglas M. Hultquist
President and Chief Executive Officer

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Douglas M. Hultquist and James J. Brownson, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Douglas M. Hultquist and James J. Brownson, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James J. Brownson
James J. Brownson	Chairman of the Board of Directors	March 10, 2009

/s/ Douglas M. Hultquist
Douglas M. Hultquist	President, Chief Executive Officer and Director (principal executive officer)	March 10, 2009

/s/ Todd A. Gipple
Todd A. Gipple	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary (principal financial and accounting officer)	March 10, 2009

/s/ Michael A. Bauer
Michael A. Bauer	Director	March 10, 2009

/s/ Larry J. Helling
Larry J. Helling	Director	March 10, 2009

/s/ Mark C. Kilmer
Mark C. Kilmer	Director	March 10, 2009

/s/ John K. Lawson
John K. Lawson	Director	March 10, 2009

Signature	Title	Date

/s/ Charles M. Peters
Charles M. Peters	Director	March 10, 2009

/s/ Ronald G. Peterson
Ronald G. Peterson	Director	March 10, 2009

/s/ John A. Rife
John A. Rife	Director	March 10, 2009

/s/ John D. Whitcher
John D. Whitcher	Director	March 10, 2009

/s/ Marie Z. Ziegler
Marie Z. Ziegler	Director	March 10, 2009

EXHIBIT INDEX
.

Exhibit
Number	Description

3.1	Certificate of Incorporation of QCR Holdings, Inc., as amended (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008).

3.2	Bylaws of QCR Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed with the SEC on December 21, 2007).

4.1
Form of stock certificate representing QCR Holdings, Inc. Fixed Rate Cumulative Perpetual Preferred Stock, Series D (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K dated February 13, 2009).

4.2	Warrant to Purchase Common Stock of QCR Holdings, Inc., dated February 13, 2009 (incorporated by reference to Exhibit 4.2 of the Registrant’s Form 8-K dated February 13, 2009).

5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP (including consent).

10.1
Letter Agreement, dated February 13, 2009, between QCR Holdings, Inc. and the United States Department of the Treasury, which includes the Securities Purchase Agreement — Standard Terms attached as Exhibit A thereto, with respect to the issuance and sale of Fixed Rate Cumulative Perpetual Preferred Stock, Series D and the Warrant to Purchase Common Stock (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K dated February 13, 2009).

23.1	Consent of McGladrey & Pullen, LLP.

23.2	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to the registration statement).